UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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SPS COMMERCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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333 South Seventh Street, Suite 1000

Minneapolis, Minnesota 55402

(612) 435-9400

April 7, 2021

Dear Stockholders:

You are cordially invited to join us for our 2021 annual meeting of stockholders, which will be held on Wednesday, May 19, 2021, at 8:00 a.m., Central Time. The meeting will be virtual and can be accessed by visiting the following website and entering your control number: www.virtualshareholdermeeting.com/SPSC2021. Stockholders will have the same opportunities to participate in the meeting as you would at an in-person meeting, including having the opportunity to vote and to submit questions during the meeting using the directions on the meeting website. You will not be able to attend the annual meeting physically in person.

The notice of annual meeting of stockholders and the proxy statement that follow describe the business to be conducted at the meeting. Whether or not you plan to attend the virtual meeting, your vote is important and we encourage you to submit your proxy to vote your shares promptly. You may vote your shares by proxy by using a toll-free telephone number, using the internet or you may sign, date and mail a proxy card which can be requested and mailed to you free of charge. Instructions regarding these three methods of voting are contained in the proxy materials.

We are pleased to take advantage of Securities and Exchange Commission (“SEC”) rules that allow companies to furnish their proxy materials over the internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials and our 2020 Annual Report to Stockholders (the “Annual Report”). The Notice contains instructions on how to access those documents and to cast your vote via the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our Annual Report. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

We look forward to having you attend the annual meeting.

Sincerely,

Archie Black
President and Chief Executive Officer

SPS COMMERCE, INC.

SPS Commerce, Inc.

333 South Seventh Street

Minneapolis, Minnesota 55402

Notice of 2021 Annual Meeting of Stockholders

Time and Date 8:00 a.m., Central Time Wednesday, May 19, 2021	Access The meeting is virtual only. Join us via: www.virtualshareholdermeeting.com/SPSC2021

Items of Business
1.	Election of the seven directors identified in the Proxy Statement, each for a one-year term.
2.	Ratification of the selection of KPMG LLP as independent auditor of SPS Commerce, Inc. for the fiscal year ending December 31, 2021.
3.	An advisory vote to approve the compensation of our named executive officers as disclosed in the attached proxy statement.
4.	Any other business that may properly be considered at the meeting or any adjournment or postponement of the meeting.

Record Date – You may vote at the meeting if you were a stockholder of record at the close of business on March 24, 2021.

Voting by Proxy – Whether or not you plan to attend the annual meeting virtually, please vote your shares by proxy to ensure they are represented at the meeting. To submit your proxy vote, you may follow the instructions for voting via telephone or the internet as described in the Notice of Internet Availability of Proxy Materials and the following proxy statement. If you received a paper copy of the proxy card by mail, you may sign, date, and mail the proxy card in the envelope provided. Our vote tabulator is Broadridge Financial Solutions, Inc., and no postage is required if the request for a paper copy of the proxy materials is mailed in the United States.

By Order of the Board of Directors,

Archie Black
President and Chief Executive Officer

Important Notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 19, 2021:

The Notice of Annual Meeting, Proxy Statement, and 2020 Annual Report are available at www.proxyvote.com.

SPS COMMERCE, INC.

How to Vote

Whether or not you plan to attend the meeting virtually, please provide your proxy by either using the internet or telephone as further explained in this proxy statement or filling in, signing, dating, and promptly mailing a proxy card.

All references to the “Plan” are in reference to the SPS Commerce, Inc. 401(k) Retirement Savings Plan.

BY TELEPHONE

•	You will need to use a control number that was provided to you by our vote tabulator, Broadridge Financial Solutions.
•

Call the toll-free number on your Notice or proxy card, 24 hours a day, seven days a week, through 11:59 p.m. (ET) on May 18, 2021 for shares held directly, and through 11:59 p.m. (ET) on May 16, 2021 for shares held in the Plan.

•	Please have your Notice or proxy card available and follow the additional steps when prompted.

BY INTERNET

•

Go to the web site at www.proxyvote.com, 24 hours a day, seven days a week, through 11:59 p.m. (ET) on May 18, 2021 for shares held directly, and through 11:59 p.m. (ET) on May 16, 2021 for shares held in the Plan.

•	Please have your Notice or proxy card available and follow the instructions provided to obtain your records and to create an electronic voting instruction form.

BY MAIL

•	If you received a Notice, first request a paper copy of the proxy materials as directed in the Notice on or before May 5, 2021 to facilitate timely delivery.
•	Mark, sign, and date your proxy card.
•	Return it in the postage-paid envelope provided.

If your shares are held in an account at a brokerage firm, bank, or similar organization, you will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares. You will receive a Notice Regarding the Availability of Proxy Materials that will tell you how to access our proxy materials on the internet and vote your shares over the internet. It will also tell you how to request a paper or e-mail copy of our proxy materials.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

SPS COMMERCE, INC.

Unless the context otherwise requires, the words “we,” “us,” “our,” the “Company,” “SPS,” and “SPS Commerce” refer to SPS Commerce, Inc.
SPS COMMERCE, INC.	1	Proxy Statement for the Year Ended December 31, 2020

proxy summary

This summary highlights information contained elsewhere in this proxy statement. We encourage you to review the entire proxy statement. This proxy statement and our Annual Report for the year ended December 31, 2020 are first being mailed to our stockholders on or about April 7, 2021. Website addresses included throughout this proxy statement are for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

Business Results

We are a technology company with revenue of $312.6 million in 2020. We are a leading provider of cloud-based supply chain management solutions, providing network-proven integrations and comprehensive retail performance analytics to tens of thousands of customers worldwide.

2020 was a year of continued execution for SPS Commerce, in an industry and customer base that has seen significant acceleration of transition. We achieved year-over-year recurring revenue growth, customer growth and wallet share growth while delivering strong revenue and Adjusted EBITDA growth. We also executed one strategic acquisition and continued to repurchase shares through our buyback program. Additional information regarding our performance is as follows.

•	We had sequential revenue growth for all four quarters of 2020 and now have 80 consecutive quarters of sequential revenue growth.
•	Our revenues of $312.6 million for 2020, compared to $279.1 million for 2019, reflect 12% growth. Recurring revenue grew 13% from 2019.
•	Our average recurring revenue per recurring revenue customer increased 6% from 2019, and the number of recurring revenue customers grew 8% from 2019.
•

We achieved improvements in operational efficiency that produced Adjusted EBITDA of $87.0 million, compared to $69.8 million in 2019, and non-GAAP net income per diluted share of $1.53 compared to $1.28 in 2019.[1]

1 Adjusted EBITDA, Non-GAAP income and non-GAAP income per diluted share are non-GAAP financial measures. Refer to Appendix A in this proxy statement for a reconciliation of these non-GAAP financial measures to the corresponding GAAP measures.

SPS COMMERCE, INC.	2	Proxy Statement for the Year Ended December 31, 2020

Voting Matters and Voting Recommendations

The following proposals are included in this proxy statement and are scheduled to be voted on at the meeting. Our board of directors recommends that you vote your shares as indicated below.

PROPOSALS:		THE BOARD OF DIRECTOR’S VOTING RECOMMENDATIONS:	RATIONALE FOR SUPPORT:	FOR FURTHER DETAILS:
1.	Election of the seven directors identified in this Proxy Statement, each for a term of one year.	“FOR” each nominee to the Board	Our nominees are distinguished leaders who bring a mix of skills and qualifications to our board of directors and can represent the interests of all stockholders.	Page 9
2.	Ratification of the selection of KPMG LLP (“KPMG“) as independent auditor of SPS Commerce, Inc. for the fiscal year ending December 31, 2021.	“FOR”	Based on its assessment of the qualifications and performance of KPMG, the Audit Committee believes that it is in the best interests of the Company and its stockholders to retain KPMG.	Page 38
3.	An advisory vote to approve the compensation of our named executive officers.	“FOR”

Our executive compensation program is designed to attract and retain talented and highly experienced executives and to motivate our executives to achieve the goals that are important to the Company’s growth and stockholder value.

Other than the proposals described in this proxy statement, the board is not aware of any other matters to be presented for a vote at the annual meeting. If you grant a proxy by telephone, internet, or by signing and returning your proxy card, any of the persons appointed by the board as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any of our nominees is unavailable as a candidate for director, the above-named proxy holders will vote your proxy for another candidate or candidates as may be nominated by the board of directors.

SPS COMMERCE, INC.	3	Proxy Statement for the Year Ended December 31, 2020

Questions and Answers about the Annual meeting and Voting

The board of directors of SPS Commerce, Inc. is soliciting proxies for use at the annual meeting of stockholders to be held on May 19, 2021, and at any adjournment or postponement of the meeting.

Purpose of the Annual Meeting

At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders, and management will report on matters of current interest to our stockholders and respond to questions from our stockholders. The matters outlined in the notice include the election of directors, the ratification of the selection of our independent auditor for 2021, and an advisory vote to approve the compensation of our named executive officers.

Annual Meeting Voting Rights and Attendance

Who is entitled to vote at the meeting?

The board of directors has set March 24, 2021 as the record date for the annual meeting. If you were a stockholder of record at the close of business on March 24, 2021, you are entitled to vote at the meeting. As of the record date, 35,861,584 shares of common stock, representing all of our voting stock, were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 35,861,584 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to a majority of the voting power of the outstanding shares of common stock entitled to vote generally in the election of directors as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

•	you are present (virtually) and vote at the meeting; or
•	you have properly and timely submitted your proxy as described below under “How do I submit my proxy?”

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust, or other nominee how to vote their shares using the method described below under “How do I submit my proxy?”

How can I attend the meeting?

All of our stockholders are invited to attend the annual meeting virtually. The meeting is not being held in person due to public health and travel impacts of the coronavirus (COVID-19) pandemic. In addition, we believe that hosting the meeting online enables increased attendance and participation from locations around the world. The meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.

SPS COMMERCE, INC.	4	Proxy Statement for the Year Ended December 31, 2020

What do I need to attend the meeting?

We will be hosting our meeting via live webcast. Stockholders can attend the meeting online at: www.virtualshareholdermeeting.com/SPSC2021. The webcast will begin at 8:00 a.m., Central Time. We encourage you to access the meeting prior to the start time. In order to participate in the meeting, you will need the 16-digit control number located on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. A replay of the meeting will be publicly available on the Investor Relations page of our website for at least 30 days after the meeting.

How can I submit a question at the meeting?

If you would like to submit a question at the meeting, you may type your question into the dialog box provided at any point during the virtual meeting (until the floor is closed to questions). In order to allow us to answer questions from as many stockholders as possible, we limit each stockholder to one question. Questions and answers may be grouped by topic and substantially similar questions may be answered at once. If we do not have time to answer all the appropriate questions that have been submitted, we expect to post any additional questions and our answers on the Investor Relations page of our website promptly following the meeting and retain them for 30 days after the meeting.

What if I have technical difficulties or trouble accessing the meeting?

If you encounter any technical difficulties with accessing the virtual meeting, please call the technical support number that will be posted on the meeting website log-in page.

Information about the Notice and Proxy Materials

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Two executive officers have been designated as proxies for our 2021 annual meeting of stockholders. These executive officers are Archie Black and Kimberly Nelson.

If I received a one-page Notice of Internet Availability of Proxy Materials, how can I receive a full set of printed proxy materials?

As permitted by SEC rules, we have elected to provide access to our proxy materials over the internet to record owners and any beneficial owners of our stock who have not previously requested printed proxy materials, which reduces our costs and the environmental impact of our annual meeting. The Notice of Availability contains instructions on how to request a printed set of proxy materials, which we will provide to stockholders upon request at no cost to the requesting stockholder within three business days after receiving the request. If you would like to request a printed set of proxy materials, please make your request on or before May 5, 2021 to facilitate timely delivery.

How do I submit my proxy?

If you are a stockholder of record, you can submit a proxy to be voted at the meeting in any of the following ways:

•	over the internet using www.proxyvote.com,
•	over the telephone by calling a toll-free number; or
•	signing, dating, and mailing the proxy card in the envelope provided.
SPS COMMERCE, INC.	5	Proxy Statement for the Year Ended December 31, 2020

To vote by telephone or the internet, you will need to use a control number that was provided to you by our vote tabulator, Broadridge Financial Solutions, and then follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust, or other nominee, which is similar to the voting procedures for stockholders of record. If you request the proxy materials by mail after receiving a Notice of Internet Availability of Proxy Material, you will receive a voting instruction form (not a proxy card) to use in directing the broker, bank, trust, or other nominee how to vote your shares.

What does it mean if I receive more than one printed set of proxy materials?

If you receive more than one Notice of Internet Availability of Proxy Materials or printed set of proxy materials, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, vote once for each control number you receive as described above under “How do I submit my proxy?”

Who pays for the cost of proxy preparation and solicitation?

SPS Commerce pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We are soliciting proxies by mail. In addition, our directors, officers, and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication. Our directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation.

Voting

How do I vote?

See the “How to Vote” section earlier in this document for instructions on the different options on how to vote.

How does the board of directors recommend that I vote?

The board of directors recommends a vote:

•	FOR the election of each of the nominees for director;
•	FOR the ratification of the selection of KPMG as the independent auditor of SPS Commerce, Inc. for the year ending December 31, 2021; and
•	FOR advisory approval of the compensation of our named executive officers.

What if I do not specify how I want my shares voted?

If you are a stockholder of record and submit a signed proxy card or submit your proxy by internet or telephone but do not specify how you want to vote your shares on a particular matter, we will vote your shares as follows:

•	FOR the election of each of the nominees for director;
•	FOR the ratification of the selection of KPMG as the independent auditor of SPS Commerce, Inc. for the year ending December 31, 2021; and
•	FOR advisory approval of the compensation of our named executive officers.

Your vote is important. We urge you to vote, or to instruct your broker, bank, trust, or other nominee how to vote, on all matters before the annual meeting. If you are a street name holder and fail to instruct the stockholder of record how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.” New York Stock Exchange rules determine the circumstances under which member brokers of the New York Stock Exchange may exercise discretion to vote “uninstructed” shares held by them on behalf of their clients who are

SPS COMMERCE, INC.	6	Proxy Statement for the Year Ended December 31, 2020

street name holders. Other than the ratification of the selection of KPMG as our independent auditor for the year ending December 31, 2021, the rules do not permit member brokers to exercise voting discretion as to the uninstructed shares on any matter included in the notice of meeting. With respect to the ratification of the selection of KPMG as our independent auditor for the year ending December 31, 2021, the rules permit member brokers to exercise voting discretion as to the uninstructed shares. For matters with respect to which the broker, bank or other nominee does not have voting discretion or has, but does not exercise, voting discretion, the uninstructed shares will be referred to as a “broker non-vote.” For more information regarding the effect of broker non-votes on the outcome of the vote, see below under “How are votes counted?”

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:

•

by submitting a later-dated proxy by telephone or the internet before 11:59 p.m. Eastern Time on May 18, 2021 for shares held directly and before 11:59 p.m. Eastern Time on May 16, 2021 for shares held in a Plan;

•	by submitting a later-dated proxy to the Chief Financial Officer of SPS Commerce, Inc., which must be received by us before the time of the annual meeting;
•	by sending a written notice of revocation to the Chief Financial Officer of SPS Commerce, Inc., which must be received by us before the time of the annual meeting; or
•	by voting at the virtual meeting.

Can I vote my shares at the meeting?

If you are a stockholder of record or beneficial owner of common stock as of the close of business on the record date, you may vote your shares during the virtual meeting by using the 16-digit control number on your Notice, your proxy card, or your voting instruction form, as applicable, on www.virtualshareholdermeeting.com/SPSC2021. Even if you currently plan to attend the meeting, we recommend that you submit your proxy as described above so your vote will be counted if you later decide not to attend the meeting. If you submit your vote by proxy and later decide to vote at the annual meeting, the vote you submit at the meeting will override your proxy vote.

What vote is required to approve each item of business included in the notice of meeting?

A director nominee will be elected if the number of votes cast “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee. Any incumbent director who does not receive a greater number of votes “FOR” than “AGAINST” his or her reelection in an uncontested election shall tender his or her resignation to the board of directors, subject to acceptance by the board of directors. The board of directors will determine whether to accept or reject the offer to resign within 90 days of certification of the stockholder vote.

The affirmative vote of the holders of a majority of the outstanding shares of common stock present at the meeting or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of our independent auditor.

For the advisory vote to approve the executive compensation of our named executive officers, there is no minimum approval necessary for the proposal since it is an advisory vote; however, the board of directors will consider the results of the advisory vote when considering future decisions related to such proposals.

How are votes counted?

You may vote “FOR,” “AGAINST” OR “ABSTAIN” for each director nominee and on the other proposals. If you properly submit your proxy but abstain from voting for a director nominee or on these other proposals, your shares will be counted as present at the meeting for the purpose of determining a quorum and for the purpose of calculating the vote on the particular matter(s) with respect to which you abstained from voting. If you do not submit

SPS COMMERCE, INC.	7	Proxy Statement for the Year Ended December 31, 2020

your proxy or voting instructions and also do not vote by ballot at the annual meeting, your shares will not be counted as present at the meeting for the purpose of determining a quorum unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares and does so. For more information regarding discretionary voting, see the information above under “What if I do not specify how I want my shares voted?”

If you abstain from voting for one or more of the director nominees or you do not vote your shares on this matter (whether by broker non-vote or otherwise), this will have no effect on the outcome of the vote. With respect to the proposal to ratify the selection of KPMG as our independent auditor, if you abstain from voting, doing so will have the same effect as a vote against the proposal, but if you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank, trust or other nominee does not or may not vote your shares), this will have no effect on the outcome of the vote. Abstentions and broker non-votes will have no effect on the advisory vote to approve the compensation of our named executive officers.

SPS COMMERCE, INC.	8	Proxy Statement for the Year Ended December 31, 2020

ITEM 1 – ELECTION OF DIRECTORS

The board of directors currently consists of eight directors and the board has set the number of directors that will constitute the board as of the annual meeting at seven. Our Amended and Restated Bylaws provide that each member of our board is elected annually by a majority of votes cast if the election is uncontested. All of our directors were elected by our stockholders at our 2020 annual meeting of stockholders, with the exception of Ms. Ward who was elected by the board to serve as a director in November 2020. Ms. Ward was initially identified as a potential candidate for the board by the Company’s Chief Financial Officer and referred to the Governance & Nominating Committee for consideration as part of the committee’s search for a new director.

The following are directors who currently serve on our board of directors and those directors nominated for election.

Name	Age(1)	Position	Director Since	Independent	Nominated for Election(2)
Archie Black	59	Chief Executive Officer	2001	No	Yes
James Ramsey	48	Director	2014	Yes	Yes
Marty Reaume	55	Director	2018	Yes	Yes
Tami Reller	56	Chair of the Board	2016	Yes	Yes
Philip Soran	64	Director	2010	Yes	Yes
Anne Sempowski Ward	49	Director	2020	Yes	Yes
Sven Wehrwein	70	Director	2008	Yes	Yes
Martin Leestma	62	Director	2006	Yes	No	(3)
(1)	Age as of April 7, 2021
(2)	Nominated for election at the 2021 annual meeting for continued service on the board upon the recommendation of the Governance & Nominating committee
(3)	Mr. Leestma has informed the board of directors of his intention to resign from the board effective the date of the 2021 annual meeting, May 19, 2021, and thus, is not nominated for election

All nominated board members have agreed to serve as directors if elected. If, for any reason, any nominee becomes unable to serve before the annual meeting occurs, the persons named as proxies may vote your shares for a substitute nominee selected by our board of directors. The director nominees, if reelected, will serve until our 2022 annual meeting of stockholders or until their successors are elected and qualified.

The board of directors recommends a vote FOR the election of each of the director nominees. Proxies will be voted FOR the election of each of the nominees unless otherwise specified.

Set forth below is biographical information for each of the current and nominated directors. The following includes certain information regarding our directors’ individual experience, qualifications, attributes, and skills that led the board of directors to conclude that they should serve as directors.

SPS COMMERCE, INC.	9	Proxy Statement for the Year Ended December 31, 2020

Nominees for Directors

Archie Black

Professional Highlights

•	SPS Commerce, Inc., President and Chief Executive Officer, 2001 – present, Senior Vice President and Chief Financial Officer, 1998 – 2001
•	Investment Advisors, Inc., Senior Vice President and Chief Financial Officer, 1987 – 1998

International asset management firm

•	Price Waterhouse, Auditor, 1984 – 1987

International audit, tax, and consulting firm

•	Chair of the Board, Proto Labs, Inc.

Publicly traded internet-enabled manufacturer of custom parts

•	Director on the Minnesota Business Partnership

Group of over 100 senior executives of Minnesota’s largest employers that works on a range of Minnesota based policy issues

Primary Nominee Qualifications

Extensive management, financial, and operational experience as well as his experience with our Company.

James Ramsey

Professional Highlights

•	Vlocity Inc., Director, 2014 – 2020

Co-founder of the industry-specific cloud CRM application provider

•	NetSuite Inc., 2003 – 2013, Executive Vice President of Worldwide Sales and Distribution

Publicly traded provider of cloud-based business management software

•	Oracle Corporation, Various sales management roles, 1995 – 2003

Publicly traded software and technology provider

•	Director of Ambra Health (formerly DicomGrid)

Medical software company

•	Served as a director of Flipgrid, Inc.

Education technology software company

Primary Nominee Qualifications

Experience in software sales and in rapidly scaling sales organizations.

Marty Reaume

Professional Highlights

•	SemperVirens Venture Capital, HR Venture Advisor, 2020 – present

Early stage venture capital fund

•	Twilio Inc., Chief People Officer, 2017 – 2019

Publicly traded developer and provider of a communication cloud-based platform

•	Fitbit, Inc., Chief People Officer, 2015 – 2017

Publicly traded health solution technology provider

•	NetSuite, Inc., Chief People Officer and Head of Human Resources, 2006 – 2014

Publicly traded provider of cloud-based business management software

•	Director of Ambra Health (formerly DicomGrid)

Medical software company

Primary Nominee Qualifications

Strong human resources, talent acquisition and talent development expertise.

SPS COMMERCE, INC.	10	Proxy Statement for the Year Ended December 31, 2020

Tami Reller

Professional Highlights

•	UnitedHealth Group, Executive Vice President and Chief Marketing and Experience Officer, 2017 – present

Publicly traded health benefits and service platform

•	Optum, Chief Growth Officer, Chief Financial Officer, 2016 – 2017; Chief Marketing Officer, 2014 – 2016

Part of UnitedHealth Group, pharmacy benefit manager

•	Microsoft Corporation, 2001 – 2014, several executive roles including Executive Vice President of Marketing, Divisional Chief Financial Officer and Divisional Chief Marketing Officer

Publicly traded software and technology company

•	Great Plains Software, Chief Financial Officer, 1999 – 2001

Publicly traded accounting and ERP software provider

•	Director of Avalara

Publicly traded automated tax compliance software company

•	Chair of our board, 2018 – present

Primary Nominee Qualifications

Extensive experience managing software companies, financial understanding and auditing review, and general business knowledge.

Philip Soran

Professional Highlights

•	Piper Sandler Companies, Lead Director, 2013 – present

Publicly traded investment bank and asset management firm

•	Flipgrid, Inc., Executive Chairman, 2015 – 2018

Co-founded education technology software company

•	Compellent Technologies, Inc., President/Chief Executive Officer, 2002 – 2012

Co-founded publicly traded software company

•	Xiotech, President/Chief Executive Officer, 1995 – 2001

Co-founded network storage business

•	Director
o	Claros Technologies, Inc., an advanced materials and environmental company
o	Foodsby, a food delivery service
o	Spineology Inc., a medical technology company
•	Served as a director of Hutchinson Technology Inc.

Manufacturing company; publicly traded at the time of director role

•	Served as Chair of our board, 2014 – 2017

Primary Nominee Qualifications

Experience as a chief executive officer of a publicly traded company, service on a variety of public and private technology-related company boards, and experience in founding and building technology companies as well as corporate vision and operational knowledge.

SPS COMMERCE, INC.	11	Proxy Statement for the Year Ended December 31, 2020

Anne Sempowski Ward

Professional Highlights

•	CURiO Brands, Chief Executive Officer, 2012 – present

Consumer goods provider

•	The FORWARD Group, Chief Executive Officer, 2010 – 2012

Co-founded business consulting group

•	Johnson Publishing Company, President & Chief Operating Officer, 2007 – 2010

Media and beauty company

•	The Coca-Cola Company, Assistant Vice President, 2006 – 2007

Publicly traded multinational consumer goods provider

•	Procter & Gamble, Associate Marking Director, 1994 – 2006

Publicly traded multinational consumer goods provider

•	Director
o	Spectrum Brands, publicly traded consumer goods provider
o	Vanda Pharmaceuticals, publicly traded biopharma company

Primary Nominee Qualifications

Experience as a chief executive officer and brand builder in the high-growth consumer and retail environment.

Sven Wehrwein

Professional Highlights

•	Independent financial consultant to emerging companies, 1999 – present
•	Over 35 years in accounting and finance roles as a certified public accountant (inactive), investment banker to emerging growth companies, chief financial officer, and audit committee chair
•	Director
o	Atricure, Inc., publicly traded medical device company
o	Proto Labs, Inc., publicly traded internet-enabled manufacturer of custom parts
•	Served as a director of the following publicly traded companies:
o	Cogentix Medical, Inc., 2006 – 2016
o	Compellent Technologies, Inc., 2007 – 2011
o	Image Sensing Systems, Inc., 2006 – 2012
o	Synovis Life Technologies, Inc., 2004 – 2012
o	Vital Images, Inc., 1997 – 2011

Primary Nominee Qualifications

Capabilities in financial understanding, strategic planning, and auditing expertise, given his experiences in investment banking and in financial leadership positions.

SPS COMMERCE, INC.	12	Proxy Statement for the Year Ended December 31, 2020

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The board of directors conducts its business through meetings of the board established standing committees. Each of the standing committees has adopted and operates under a written charter, all of which are available on our website at www.spscommerce.com. We have adopted a code of business conduct and ethics relating to the conduct of our business by our directors, officers, and employees, which is posted on our website at www.spscommerce.com. Our Corporate Governance Guidelines are also available on our website.

Board Leadership Structure

Tami Reller, a non-employee independent director, has served as chair of our board of directors since 2018, while Archie Black serves as our President and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the chair of the board to lead the board in its fundamental role of providing advice to, and independent oversight of, management. The board of directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our board chair. Our Corporate Governance Guidelines require our board chair and Chief Executive Officer positions to be separate because the board of directors believes that having separate positions and having an independent director serve as chair of the board is the appropriate leadership structure for us and demonstrates our commitment to good corporate governance.

Board Committees

The board of directors has established an Audit Committee, a Compensation & Talent Committee, a Governance & Nominating Committee and a Finance & Strategy Committee. The following sets forth the membership of each of our committees as of March 24, 2021.

DIRECTOR(1)	COMMITTEES
Audit	Compensation & Talent	Governance & Nominating	Finance & Strategy
Archie Black			(2)
Martin Leestma(3)
James Ramsey
Marty Reaume
Tami Reller
Philip Soran
Sven Wehrwein
Chair Member

(1)	Ms. Ward is not a member of any committees as of March 24, 2021. Pending election at the 2021 annual meeting, she will become a member on the Audit and Governance & Nominating Committees.
(2)

Mr. Black is an ex-officio member of the Finance & Strategy Committee. As an ex-officio member, Mr. Black has a standing invitation to attend each committee meeting but does not count for quorum purposes or vote on committee matters.

(3)

Mr. Leestma has informed the board of directors of his intention to resign from the board effective the date of the 2021 annual meeting, May 19, 2021, and therefore will also resign from his membership on both the Finance & Strategy and Audit Committees at that time.

SPS COMMERCE, INC.	13	Proxy Statement for the Year Ended December 31, 2020

The primary responsibilities of each board committee are discussed in turn below.

Audit Committee

Among other matters, our Audit Committee:

•	evaluates the qualifications, performance and independence of our independent auditor and reviews and approves both audit and non-audit services to be provided by the independent auditor;
•

discusses with management and our independent auditors any major issues as to the adequacy of our internal controls, any actions to be taken in light of significant or material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting;

•

establishes procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

•	oversees our investment policy; and
•	prepares the Audit Committee report that SEC rules require to be included in our annual proxy statement.

Each of the members of our Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Global Market. Our board of directors has determined that Mr. Wehrwein is an Audit Committee financial expert, as defined under the applicable rules of the SEC. Each member of our Audit Committee satisfies the Nasdaq Global Market independence standards and the independence standards of Rule 10A-3(b)(1) of the Securities Exchange Act.

Compensation & Talent Committee

Among other matters, our Compensation & Talent Committee:

•	reviews and approves, on an annual basis, the goals, and objectives relevant to our executive officer’s compensation;
•

assess and approves our Chief Executive Officer and other executive officers’ annual compensation, including salary, bonus, incentive and equity-based compensation, based on a review of executive officer performance evaluations, a review of peer company compensation programs, and external consultations;

•	administers the issuance of stock options and other awards under our 2010 Equity Incentive Plan; and
•	periodically reviews the compensation paid to our non-employee directors and recommends any adjustments in director compensation to our board of directors.

In 2021, the committee expanded its responsibilities to include its oversight of the talent programs and initiatives impacting our people.

Governance & Nominating Committee

Our Governance & Nominating Committee identifies individuals qualified to become members of the board of directors, recommends individuals to the board for nomination as members of the board and board committees and oversees the evaluation of our board of directors.

Finance & Strategy Committee

Our Finance & Strategy Committee assists the board of directors in matters involving certain finance and strategic matters, including reviewing and monitoring the management of capital, reviewing dividend and share repurchase policies and practices, and reviewing proposed merger, recapitalization, financing and other similar transactions.

SPS COMMERCE, INC.	14	Proxy Statement for the Year Ended December 31, 2020

Meeting Attendance

Our Corporate Governance Guidelines provide that our directors are expected to attend meetings of the board of directors and of the committees on which they serve, as well as our annual meeting of stockholders. Our board of directors held the following meetings during 2020.

Committee	Meetings (#)
Audit	8
Compensation & Talent	8
Governance & Nominating	11
Finance & Strategy	7
Full Board of Directors	10

Each of our directors attended at least 75% of the meetings of the board of directors and the committees on which he or she served during 2020, and each of our directors whose service would be continuing after the meeting, attended our 2020 annual meeting.

Board Involvement in Risk Oversight

Our management is responsible for identifying the various risks facing us, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The board of directors’ responsibility is to monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks; the board is not responsible, however, for identifying or managing our various risks. The Audit Committee is primarily responsible for monitoring management’s responsibility in the area of financial risk oversight and the board of directors is primarily responsible for monitoring management’s responsibility in our other areas of risk management. Accordingly, management regularly reported to the Audit Committee and the board of directors on risk management during 2020. The Audit Committee, in turn, reports on the matters discussed at the committee level to the full board. The Audit Committee and the full board focus on the material risks facing us, including financial, operational, market, credit, liquidity, legal and regulatory risks, to assess whether management has reasonable controls in place to address these risks. In addition, the Compensation & Talent Committee is charged with reviewing and discussing with management whether our compensation arrangements are administered consistent with effective internal controls and sound risk management. The board of directors believes this division of responsibilities provides an effective and efficient approach for addressing risk management.

Procedures for Contacting the Company, including the Board of Directors

Throughout this proxy statement, we identify reasons stockholders may need or wish to contact the Company.  All of those communications should be directed to the title of the person indicated at the address below.

Stockholders who wish to communicate with the board of directors may do so by writing to the board or a particular director in care of the Secretary of the Company. Communications should be addressed to:

SPS Commerce, Inc.

Attention: Secretary

333 South Seventh Street, Suite 1000

Minneapolis, Minnesota 55402

All communications addressed to the board will initially be received and processed by the Secretary of the Company, who will then refer the communication to the appropriate board member (either the director named in the communication, the chairperson of the board committee having authority over the matter raised in the communication, or the chairperson of the board in all other cases). The director to whom a communication is referred will determine, in consultation with our counsel, whether a copy or summary of the communication will be provided to the other directors. The board of directors will respond to communications if and as appropriate.

SPS COMMERCE, INC.	15	Proxy Statement for the Year Ended December 31, 2020

Director Independence

As required under the Nasdaq Global Market rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. The board of directors consults with our counsel to ensure that the board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq Global Market, as in effect from time to time.

In assessing Ms. Ward’s independence, the board of directors considered that Ms. Ward is the Chief Executive Officer of a company that purchases services in the ordinary course of business from our Company. The board considered that Ms. Ward is not personally involved in the relationship between her employer and our Company, the contract was at terms commensurate with other customers, and contract amount is overall insignificant for each company, including representing less than 1% of our revenue.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and our Company, our management and our independent registered public accounting firm, the board of directors has affirmatively determined that all of our Company’s directors are independent directors within the meaning of the applicable listing standards of the Nasdaq Global Market, except for Mr. Black, our current President and Chief Executive Officer.

As required under the Nasdaq Global Market rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our board of directors are comprised entirely of directors determined by the board to be independent within the meaning of the Nasdaq Global Market rules and regulations.

Hedging, Pledging and Other Restricted Transactions

Our directors, consistent with all of our employees and Section 16 officers, are prohibited from engaging in the following transactions with respect to our securities:

•	Purchasing our securities on margin, or otherwise pledging our securities;
•	Short sales of our securities (selling securities not owned at the time of sale);
•	Buying or selling put or call options or other derivative securities based on our securities;
•

Purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, zero cost collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities; and

•	Engaging in limit orders or other pre-arranged transactions that execute automatically, except for “same-day” limit orders and approved 10b5-1 plans.

Procedures for Selecting and Nominating Director Candidates

Stockholders may directly nominate a person for election to our board of directors by complying with the procedures set forth in Article II, Section 2.4(a)(2) of our bylaws, and with the rules and regulations of the SEC. Under our bylaws, only persons nominated in accordance with the procedures set forth in the bylaws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a stockholder at the time you give the board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with our bylaws, director nominations generally must be made pursuant to notice delivered to, or mailed and received at, our principal executive offices at the address above, not later than the 90th day (February 18, 2022), nor earlier than the 120th day (January 19, 2022), prior to the first anniversary of the prior year’s annual meeting of stockholders. Your notice must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

Your notice also must set forth the following information for you and any beneficial owner on whose behalf you make a nomination: (i) the name and address of the stockholder, as they appear on our books; (ii) the class and

SPS COMMERCE, INC.	16	Proxy Statement for the Year Ended December 31, 2020

number of shares of our capital stock which are owned beneficially and of record, as well as a description of all securities or contracts, with a value derived in whole or in part from the value of any shares of our capital stock, held by you and such beneficial owner or to which either is a party; (iii) a description of all arrangements or understandings between you and any such beneficial owner and any other person or persons (including their names) regarding the nomination; (iv) a representation that you intend to appear at the meeting, or by proxy thereto, to nominate the persons named in your notice; and (v) a description of any other information relating to you and any such beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934.

As required by our Corporate Governance Guidelines, when evaluating the appropriate characteristics of candidates for service as a director, the Governance & Nominating Committee takes into account many factors. The board of directors selects and recommends to stockholders qualified individuals who, if added to the board, would provide the mix of director characteristics and diverse experiences, perspectives and skills appropriate for us. Board candidates are considered based on various criteria, including breadth and depth of relevant business and board skills and experiences, judgment and integrity, reputation in their profession, diversity of background, education, leadership ability, concern for the interests of stockholders and relevant regulatory guidelines. These considerations are made in the context of an assessment of the perceived needs of the board of directors at the particular point in time. We do not have a formal policy with respect to diversity, however, the board of directors seeks to have a board that represents diversity as to gender, race, ethnicity, and background experiences. We are committed to inclusiveness and as such, when searching for director nominees, the Governance & Nominating Committee endeavors to include highly qualified diverse candidates (including gender, race, and ethnicity) in the pool from which nominees are chosen. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the board for an extended period of time.

The Governance & Nominating Committee will consider director candidates recommended by stockholders in the same manner that it considers all director candidates. Stockholders who wish to suggest qualified candidates should write to the Company at the address listed above, to the attention of our Chief Financial Officer, stating in detail the characteristics that make the candidate a suitable person to serve on our board of directors in light of our Corporate Governance Guidelines.

Director Compensation

Our director compensation program is designed to compensate our non-employee directors fairly for work required for a company of our size and scope and to align their interests with the long-term interests of our stockholders. Director compensation reflects our desire to attract, retain and use the expertise of highly qualified individuals serving on our board of directors. The Compensation & Talent Committee periodically reviews the compensation arrangements for our non-employee directors and makes recommendations to our board of directors. In May 2020, the Compensation & Talent Committee, with the advice of its compensation consultant, conducted a review of our director compensation program. This review analyzed the structure and the overall level and mix of compensation delivered by our director compensation program as compared to our peer group. Following this review, the compensation & talent committee recommended, and the board approved, changes to our director compensation program as described below.

For 2020, our director compensation program provided that each non-employee director receives a total grant of $170,000 (consistent with the 2019 program). The compensation is split equally ($85,000) between stock options and at the election of the director, restricted stock and/or deferred stock units. The components are granted on the date of the annual meeting of stockholders, calculated as the grant date fair value of the option computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”). All grants vest in four equal installments on the last day of each fiscal quarter with the first vesting date occurring on June 30, 2020, provided the recipient remains a member of the board as of the vesting date. Stock options have an exercise price equal to the fair market value of our common stock on the date of grant. Deferred stock units must be retained until completion of the director’s service on the board, and upon completion of such service, convert into an equal number of shares of our common stock. A director may defer receipt of the shares for up to ten years after completion of service.

Additionally, each new non-employee director also receives an initial stock option grant to purchase up to $170,000 of shares of our common stock in connection with initial appointment to the board, to be granted following the release of earnings for the quarter in which appointment occurs.

SPS COMMERCE, INC.	17	Proxy Statement for the Year Ended December 31, 2020

Non-employee directors receive cash fees in addition to the equity awards described above. In 2020, each non-employee director was paid the following cash retainers for roles served:

Membership	Chairperson Annual Cash Fee(1)	Non-Chair Member Annual Cash Fee(1)
Board of Directors	$61,000	$31,000
Audit Committee	$20,000	$8,000
Compensation & Talent Committee	$12,000	$5,000
Governance & Nominating Committee	$7,500	$4,000
Finance & Strategy Committee	$10,000	$5,000
(1)	Directors receive pro-rata cash compensation for partial year membership(s)

We also reimbursed our non-employee directors for out-of-pocket expenses incurred in connection with attending our board and committee meetings.

The table below sets forth the compensation provided to our non-employee directors during 2020.

2020 Director Compensation Table

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
Name(1)	($)	($)(2)	($)(2)	($)
Martin Leestma	49,000	84,960	84,997	218,957
James Ramsey	43,500	84,960	84,997	213,457
Marty Reaume	42,962	84,960	84,997	212,919
Tami Reller	66,000	84,960	84,997	235,957
Philip Soran	53,038	84,960	84,997	222,995
Anne Sempowski Ward	4,854	-	-	4,854
Sven Wehrwein	55,000	84,960	84,997	224,957

(1)

Mr. Black did not receive any separate compensation for his service as a director. His compensation for serving as our President and Chief Executive Officer is set forth under the “2020 Summary Compensation Table.”

(2)

Represents the grant date fair value of the stock and option awards granted during the year computed in accordance with ASC Topic 718. For a discussion of the relevant assumptions used to determine the valuation of our option awards for financial reporting purposes, refer to Note L to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 23, 2021.

Under our stock ownership guidelines, we require our non-employee directors to own shares of our common stock (excluding unvested equity awards but including vested in-the-money options and vested restricted stock units) having a fair market value equal to five times the directors’ annual base cash retainer ($155,000 for 2020). Non-employee directors must comply with the stock ownership guidelines within five years of their appointment to the board of directors. Until a non-employee director has achieved compliance with the ownership guidelines, the director must retain 50% of the net shares acquired upon exercise, vesting or settlement of any equity award. As of March 24, 2021, all of our non-employee directors had met the stock ownership requirement or had served as a director for less than five years since the ownership guidelines took effect.

As of December 31, 2020, the directors held shares of unvested restricted stock, options to purchase shares of our common stock, and vested options as follows:

SPS COMMERCE, INC.	18	Proxy Statement for the Year Ended December 31, 2020

		Options
	Unvested Restricted Stock	Total Outstanding	Number of Outstanding Options that Were Exercisable
Name	(#)	(#)	(#)
Martin Leestma	360	29,682	28,548
James Ramsey	360	51,610	50,476
Marty Reaume	360	26,660	24,160
Tami Reller	360	42,824	41,690
Philip Soran	360	34,188	33,054
Anne Sempowski Ward	—	—	—
Sven Wehrwein	360	23,682	22,548

SPS COMMERCE, INC.	19	Proxy Statement for the Year Ended December 31, 2020

EXECUTIVE COMPENSATION Compensation Discussion and Analysis

Named Executive Officers

Our named executive officers for 2020 were the following (unchanged from 2019):

Name	Role
Archie Black	President and Chief Executive Officer
Kimberly Nelson	Executive Vice President and Chief Financial Officer
James Frome	Executive Vice President and Chief Operating Officer

Executive Summary

In 2020, the Compensation & Talent Committee took the following actions with respect to the compensation of our named executive officers:

•	increased base salary by an average of 6% in comparison to 2019;
•	increased the formula-based target incentive plan bonus opportunity by an average of 21% in comparison to 2019; and
•	approved equity award packages comprised of the following components:
o	performance stock unit awards (“PSUs”) that are earned and vest over a three-year period based on a comparison of our stock performance relative to that of the Russell 2000; and
o	restricted stock unit (“RSUs”) that generally vest over a four-year period

Each of the primary elements of our executive compensation program is discussed in more detail below. See the chart below for the proportion of fixed and at-risk components of named executive officer compensation during 2020, including a further breakout of what components made up at-risk compensation.

SPS COMMERCE, INC.	20	Proxy Statement for the Year Ended December 31, 2020

Compensation Objectives and Process

Historically and in 2020, our Compensation & Talent Committee (referred to in this Compensation Discussion and Analysis section as the “Committee”) has determined all elements of compensation for our named executive officers. Generally, prior to making its compensation determinations, our Chief Executive Officer provides his review of our other named executive officers to the Committee. Our Committee engages Compensia, Inc., a national independent compensation consultant, to help evaluate our compensation philosophy and provide guidance in administering our compensation program. Our Committee has determined that Compensia is independent and the services provided by Compensia do not raise any conflict of interests.

We set the compensation of our executive officers, including our named executive officers, based on their ability to create sustainable long-term stockholder value in a cost-effective manner. Our executive compensation philosophy is to align executive compensation decisions with our desired business direction, strategy, and performance. The primary objectives and priorities of our executive compensation program are the following:

•

Pay for Performance: Emphasize at-risk (variable) compensation that is tied to our financial and stock price performance in an effort to generate and reward superior individual and collective performance;

•

Stockholder Alignment: Link our executives’ incentive goals with the interests of our stockholders, provide equity-based forms of compensation and establish specific stock ownership guidelines for employees in key management positions throughout our Company;

•	Long-Term Success: Support and reward our executives for consistent performance over time and achievement of our long-term strategic goals; and
•	Attraction and Retention: Attract and retain highly qualified executives whose abilities are critical to our success and competitive advantage.

To achieve these objectives, we have designed an executive compensation program that is significantly weighted towards long-term goals. This approach aids us in the retention of executive officers and assures that the interests of our executive officers and stockholders are aligned. We provide compensation to our named executive officers through a combination of base salary, incentive compensation and equity awards (RSUs and PSUs under our 2010 Equity Incentive Plan).While our program emphasizes at-risk, performance and equity-based compensation as compared to fixed compensation (base salary), we do not have specific policies governing the allocation of the target total direct compensation opportunity among its various components or overall amounts.

While we have identified particular compensation objectives that each element of executive compensation serves, our compensation program is designed to be flexible and complementary and to collectively serve all of the executive compensation objectives described above. Accordingly, we believe that as a part of our overall executive compensation policy, each individual element, to a greater or lesser extent, serves each of our objectives.

Say-on-Pay

Our Committee considers the results of the stockholders’ advisory vote on the compensation of our named executive officers. At our 2020 Annual Meeting of Stockholders, our say-on-pay proposal received “FOR” votes that represented approximately 94.6% of the shares voted on this proposal. The Committee considered the results of the say-on-pay vote when evaluating our compensation practices and policies and when setting the compensation of our named executive officers for 2020 and decided not to make any significant changes to our executive compensation program. The Committee believes that the significant support for the prior year say-on-pay proposal demonstrates stockholders’ support of our compensation program, policies, and practices.

Policies and Practices

We maintained the following compensation policies and practices in 2020:

•	No Tax Gross-Up Provisions. Our named executive officers are not entitled to any tax gross-up treatment on any severance or change in control benefits.
•

Compensation Programs Create No Excessive Risk. Our compensation programs are reviewed regularly by our Committee, which has determined that our compensation programs do not create inappropriate or excessive risk that is likely to have a material adverse effect on our Company.

SPS COMMERCE, INC.	21	Proxy Statement for the Year Ended December 31, 2020

•

Independent Compensation Consultant Engaged. Our Committee engaged an independent compensation consultant, Compensia, to assist the committee with determining compensation for our named executive officers as well as provide the committee with market data and guidance on best practices.

•

Hedging Transactions Prohibited. Our insider trading policy prohibits our employees, including directors and executive officers, from participating in the following with respect to our securities: purchasing on margin, pledging or hedging, short sales, buying or selling put or call options or other derivative securities, purchasing financial instruments that are designed to hedge or offset any decrease in market value or engage in limit orders or other pre-arranged transactions that execute automatically except for ‘same-day’ limit orders and approved 10b5-1 plans.

•

Compensation is Performance-Based. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on corporate performance, as well as equity-based, to align the interest of our named executive officers and our stockholders.

•

Multi-Year Performance Periods for Equity Awards. The annual equity awards granted to our named executive officers vest or are earned over three to four year periods, consistent with market practice and our retention objectives.

•

Stock Ownership Guidelines. We maintain stock ownership guidelines which require our Chief Executive Officer to beneficially own shares of our common stock with a value equal to at least three times his base salary and our other executive officers to beneficially own shares of our common stock with a value equal to at least one times his or her base salary.

•	No Perquisites. We do not provide perquisites or other personal benefits to our named executive officers beyond what is provided to our other employees.
•

Clawback Policy. We require reimbursement or forfeiture of all or a portion of any incentive compensation awarded to an executive when (i) the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements and the executive’s award, vesting, or payment of an award would have been smaller given the restated financial information or (ii) there is misconduct resulting in either a violation of the law or of Company policy that has caused significant financial or reputational harm to the Company and either the executive committed the misconduct directly or failed in his or her responsibility to manage or monitor the applicable conduct or controls.

Peer Group

Our Committee determines executive compensation, in part, by reference to the compensation information for the executives of a peer group of comparable companies. For 2020, our Committee reviewed an updated version of the formal compensation study and executive compensation market assessment prepared in 2019 by Compensia. The competitive market data used in the Compensia study was gathered from our compensation peer group, which consisted of the following US-based technology companies of similar size:

2U	Model N
8x8	Monotype Imaging Holdings
Appian	Paylocity Holdings
Benefitfocus	PROS Holdings
Carbonite	Q2 Holdings
Five9	Qualys
HealthStream	Rapid7
Instructure	Varonis Systems
LivePerson	Workiva

In comparison to the prior year peers, we replaced three companies. We removed Apptio, Imperva, and MINDBODY, because they had been acquired and are no longer publicly traded. We added 2U, Appian, and Instructure because they met our selection criteria, including being software companies with trailing four quarter revenue between 50% and 200% of our trailing four quarter revenue and the market capitalization range of between 33% and 300% of our market capitalization at the time of review.

SPS COMMERCE, INC.	22	Proxy Statement for the Year Ended December 31, 2020

Data from the compensation peer group is valuable to the Committee because it provides insight into competitive pay practices for each of the elements of total compensation as well as confirms the reasonableness of its compensation decisions.

Factors Considered in Compensation Deliberations

The Committee does not use a single method or measure in setting or approving the target total direct compensation opportunities for each individual compensation element for our named executive officers, nor is the weighting of any one factor on the determination of pay components and levels quantifiable in comparison to the other factors. The factors below, which the Committee considers when selecting and setting the amount of each compensation element for our named executive officers provide a framework for its compensation decision-making:

•	our executive compensation program objectives;
•	our performance against the financial and operational goals and objectives established by the Committee and our board of directors;
•	each named executive officer’s qualifications, knowledge, skills, experience, and tenure relative to other similarly-situated executives at the companies in our compensation peer group;
•	the scope of each executive officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group;
•

the prior performance of each named executive officer, based on an assessment of his or her contributions to our overall performance and ability to lead his or her business unit or function and work as part of a team;

•	the potential of each named executive officer to contribute to our long-term financial, operational, and strategic objectives;
•	the Chief Executive Officer’s compensation relative to that of our other executive officers, and compensation parity among our executive officers;
•	our financial performance relative to our peers;
•

the compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data;

•

in the case of long-term incentive compensation, the value of any outstanding vested and unvested equity awards held by each of our executive officers, including the equity awards and other long-term compensation opportunities granted to each executive officer in prior years; and

•	the recommendations provided by our Chief Executive Officer regarding the compensation of our executive officers, as described above.

These factors provide the framework for decision-making by the Committee with respect to the compensation of each of our named executive officers.

Base Salary

Base salaries are used to recognize the experience, skills, knowledge, and responsibilities required of all our employees, including our named executive officers. Initially at the time of their hire, base salaries for each of our named executive officers were established based on arm’s-length negotiations between us and the executive. Our Committee reviews the base salaries of our named executive officers annually at the beginning of each year. When negotiating or reviewing base salaries, the Committee considers market competitiveness based on their experience, the executive’s expected future contribution to our success and the relative base salaries and responsibilities of our other executives.

Name	2020 Base Salary ($)	2019 Base Salary ($)	Increase
Archie Black	523,000	495,000	6%
Kimberly Nelson	374,000	345,000	8%
James Frome	374,000	360,000	4%
SPS COMMERCE, INC.	23	Proxy Statement for the Year Ended December 31, 2020

Management Incentive Plan

Our named executive officers participate in our management incentive plan, which provides them with an opportunity to receive a formula-based cash bonus. The formula-based bonus is intended to motivate our executives to achieve specific financial goals that will drive the growth and success of our business.

The formula-based bonus is based on a target bonus opportunity for each named executive officer established by the Committee at the beginning of each year. The Committee established the target bonus opportunity at an amount it believes is necessary to provide a competitive overall compensation package in light of each named executive officer’s base salary and to motivate our executives to achieve an aggressive level of growth. The amount of the formula-based bonus, if any, actually paid to executives after the end of the year is determined by a matrix approved by the Committee that takes into account our revenues and earnings before interest, taxes, depreciation and amortization and stock-based compensation, and other adjustments (“Adjusted EBITDA”).{A}

The formula-based bonus is based in part on revenues because, given the scalability of our current core business, the Committee believes revenue growth has the most significant impact on our financial results. The Committee also believes formula-based bonuses should be based in part on Adjusted EBITDA, because Adjusted EBITDA is a useful measure of our operating performance.

The matrix approved for 2020 provided that each executive would receive a percentage of his or her target formula-based bonus, between zero and 190%, based on our actual revenues and Adjusted EBITDA performance for the year.

The Committee had the discretion to adjust the pre-established thresholds for revenues and Adjusted EBITDA in the event we completed any acquisitions during the year. The Committee exercised such discretion for 2020 and adjusted thresholds for both revenue and Adjusted EBITDA to account for the impact of the D Masons Software, LLC (“Data Masons”) acquisition.

The Committee approved the intervals for the matrix with the intent that achieving 100% of an executive’s target bonus will be a difficult but achievable goal in light of the prior year’s results of operations and anticipated growth for 2020. As a result of 2020 operating results, the formula-based bonus for each named executive officer was determined to be earned at 74% of the target amount. See below for the summary of the incentive factor thresholds, actual results, and corresponding payouts for 2020:

Incentive Factors	Minimum Incentive Threshold (1)	Target Incentive Threshold	Maximum Incentive Threshold	Actual Results
Revenue	$311,300,000	$316,100,000	$320,900,000	$312,600,000
Adjusted EBITDA	$85,800,000	$85,800,000	$91,800,000	$87,000,000

Party	Minimum Incentive (1)	Target Incentive	Maximum Incentive	Earned Incentive
Archie Black	$313,800	$523,000	$993,700	$387,020
Kimberly Nelson	$168,600	$281,000	$533,900	$207,940
James Frome	$224,400	$374,000	$710,600	$276,760

Proportion of Target	60%	100%	190%	74%
(1)	If either the minimum revenue or Adjusted EBITDA threshold was not achieved, zero incentive would have been earned.

{A} Adjusted EBITDA is a non-GAAP financial measure. Refer to Appendix A in this proxy statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

SPS COMMERCE, INC.	24	Proxy Statement for the Year Ended December 31, 2020

Equity Awards

Historically, we have granted our named executive officers equity awards. These equity awards reflect the pay levels our Committee believed were appropriate relative to the market data, each executive’s individual performance, and maintaining an overall competitive compensation package. We believe equity awards are an important element of compensation because they provide our executives a potential ownership interest in our Company, which helps align their interests with those of other stockholders. In the future, we anticipate that equity compensation will remain a significant part of our executive compensation program and will continue to be granted on an annual basis to ensure a continued unvested equity component to the executive compensation package. When determining the size of the equity award for our named executive officers, our Committee considers the executive’s position and responsibilities, the equity holdings of our other executives, competitive market data, Chief Executive Officer recommendations, and the anticipated future contribution the executive will make to our success. See below for the change in mix of equity awards types granted to our named executive officers.

Equity Award Type	2020 Average Equity Award Package Proportion	2019 Average Equity Award Package Proportion	Change
PSUs	56%	31%	25%
RSUs	44%	46%	-2%
Stock options	—	23%	-23%

The vesting of granted equity awards in the event of a termination or change in control is described in more detail below under “Potential Payments Upon Termination or Change in Control.”

RSUs

RSUs generally vest over four years and provide a strong retention component to the compensation program as they require the executives to maintain continuous employment with us in order for the awards to vest.

PSUs

PSUs are earned over a three-year performance period depending on the Company’s performance during such performance period and the award recipient’s continued employment. We believe PSUs further align our executives’ interests with those of our stockholders because the executives profit from PSUs only if certain performance goals are achieved. The PSUs awarded in 2018, 2019, and 2020 are earned contingent upon successful attainment of pre-determined total shareholder return (“TSR”) targets, relative to Russell 2000 companies (the “Index”) over the course of the performance period. The Index was selected because it is a major, broad index of stocks of which we are a component and many members are similar in size to SPS. The three-year period was designed to provide a long term performance period to align management compensation with long term stockholder returns. The following table sets forth the TSR targets for PSUs granted to our named executive officers in 2020:

Company TSR as Compared to Index TSR	Percentage of Target PSUs Earned
Company TSR is more than 10% less than Index TSR	0%
Company TSR is 10% less than Index TSR	40% (threshold)
Company TSR is equal to Index TSR	80%
Company TSR is 5% greater than Index TSR	100% (target)
Company TSR is 30% greater than Index TSR	200% (maximum)
SPS COMMERCE, INC.	25	Proxy Statement for the Year Ended December 31, 2020

If the Company’s TSR is greater than the Index TSR but is negative, the percentage of PSUs earned is capped at 100%. If the comparison of the Company’s TSR against Index TSR falls between the levels specified in the above table, the corresponding PSUs earned will be determined by a linear interpolation.

Previous Grant Certification

In 2021, the Committee certified results for 2018 – 2020 performance period for PSUs granted in 2018. Based on Company TSR achieved relative to the Index TSR, the maximum threshold was achieved and the maximum shares vested in 2021. See below for the calculation of the earned PSUs.

Company TSR as Compared to Index TSR	Percent of Target PSUs Earned
Company TSR is less than Index TSR	0%
Company TSR is equal to Index TSR	50%
Company TSR is 5 percentage points greater than Index TSR	100%
Company TSR is 25 percentage points greater than Index TSR	200%

Performance Period: 2018 – 2020
Company TSR	326%
Index TSR	27%
Company TSR in excess of Index TSR	299%
Percent of Target PSUs Earned	(maximum) 200%

The earned but unvested shares are included in the “Outstanding Equity Awards at Fiscal Year-End” Table.

Stock Ownership Guidelines

Under our stock ownership guidelines, our Chief Executive Officer is required to beneficially own shares of our common stock with a value equal to at least three times his annual base salary, and our other executive officers are required to beneficially own shares of our common stock with a value equal to at least one times his or her annual base salary. A named executive officer has five years from the date he or she becomes subject to the ownership guidelines to achieve compliance with the guidelines. Until an executive officer has achieved compliance with the ownership guidelines, the executive must retain 50% of the net shares acquired upon exercise, vesting or settlement of any equity award. Each of our executive officers were in compliance with our stock ownership guidelines as of March 24, 2021.

Other Compensation

Perquisites are not a material aspect of our executive compensation program. All of our full-time employees, including our named executive officers, are eligible to participate in our 401(k) plan. Pursuant to our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of this reduction contributed to our 401(k) plan. In 2020, our 401(k) plan provided that we would match eligible employees’ 401(k) contributions equal to 50% of the employee’s elective deferrals, up to the first 6% of the employee’s pre-tax compensation for each pay period, payable half in cash and half in shares of our common stock.

Severance and Change in Control Benefits

We have entered into employment agreements with each of our named executive officers that require us to provide certain payments and benefits to them in the event of a termination of employment and/or a change in control of the Company. We believe that these payments and benefits are necessary to attract and retain our executives to join our Company and that they are in the best interests of the Company and our stockholders because they help assure us that we will have the continued dedication and objectivity of our executives, notwithstanding the possibility or occurrence of a change in control.

SPS COMMERCE, INC.	26	Proxy Statement for the Year Ended December 31, 2020

Tax Implications

Under Section 162(m) of the Internal Revenue Code (the “Code”) compensation paid to our named executive officers in excess of $1 million is not deductible. The Committee believes that stockholder interests are best served if its discretion and flexibility in structuring and awarding compensation is not restricted, even though some compensation awards result in non-deductible compensation expenses to the Company. Also, our Committee takes into account whether components of our compensation program may be subject to the penalty tax associated with Section 409A of the Code and aims to structure the elements of compensation to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the board of directors the inclusion of the Compensation Discussion and Analysis in the Company’s definitive proxy statement and incorporated by reference in the Company’s Annual Report on Form   10-K.

Compensation & Talent Committee of the Board of Directors of SPS Commerce, Inc.

Marty Reaume, Chair

Philip Soran

James Ramsey

SPS COMMERCE, INC.	27	Proxy Statement for the Year Ended December 31, 2020

2020 Summary Compensation Table*

The following table provides information regarding the compensation paid to and earned by our named executive officers in 2020, 2019, and 2018:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Archie Black	2020	523,000	—	3,892,234	—	387,020	8,550	4,810,804
Chief Executive Officer and	2019	495,000	—	2,015,896	600,024	542,900	8,400	3,662,220
President	2018	495,000	—	2,527,729	599,984	890,000	8,250	4,520,963

Kimberly Nelson	2020	374,000	—	1,658,387	—	207,940	8,550	2,248,877
Executive Vice President and	2019	345,000	—	1,028,762	306,259	317,200	8,400	2,005,621
Chief Financial Officer	2018	345,000	—	1,007,943	306,245	520,000	7,060	2,186,248

James Frome	2020	374,000	—	1,658,387	—	276,760	8,550	2,317,697
Executive Vice President and	2019	360,000	—	1,175,712	350,005	329,400	8,400	2,223,517
Chief Operating Officer	2018	360,000	—	1,151,927	349,981	540,000	8,250	2,410,158

(1)

Represents the grant date fair value of the stock-based awards granted during the year computed in accordance with ASC Topic 718. For a discussion of the relevant assumptions used to determine the valuation of our stock option awards for financial reporting purposes, refer to Note L to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 23, 2021. The grant date fair value of the stock-based awards granted in 2020 are as follows:

Name	RSUs ($)	PSUs ($)	Total ($)
Archie Black	1,515,994	2,376,240	3,892,234
Kimberly Nelson	810,956	847,431	1,658,387
James Frome	810,956	847,431	1,658,387

(2)	Represents matching contributions under our 401(k) plan.
*	See the “Compensation Discussion and Analysis” above for a description of our executive compensation criteria necessary for an understanding of the information disclosed in this table.

SPS COMMERCE, INC.	28	Proxy Statement for the Year Ended December 31, 2020

2020 Grants of Plan-Based Awards Table

The following table sets forth certain information regarding grants of plan-based awards to our named executive officers in 2020.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date(1)	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Award: Number of Shares of Stock of Units (#)	Grant Date Fair Value of Stock Awards ($)(2)
Archie Black
Annual Cash Bonus (3)	—	1/31/2020	313,800	523,000	993,700	—	—	—	—	—
PSU Award (4)	2/21/2020	1/31/2020	—	—	—	16,170	40,426	80,852	—	2,376,240
RSU Award (5)	2/21/2020	1/31/2020	—	—	—	—	—	—	26,951	1,515,994
Kimberly Nelson
Annual Cash Bonus (3)	—	1/31/2020	168,600	281,000	533,900	—	—	—	—	—
PSU Award(4)	2/21/2020	1/31/2020	—	—	—	5,767	14,417	28,834	—	847,431
RSU Award(5)	2/21/2020	1/31/2020	—	—	—	—	—	—	14,417	810,956
James Frome
Annual Cash Bonus(3)	—	1/31/2020	224,400	374,000	710,600	—	—	—	—	—
PSU Award(4)	2/21/2020	1/31/2020	—	—	—	5,767	14,417	28,834	—	847,431
RSU Award(5)	2/21/2020	1/31/2020	—	—	—	—	—	—	14,417	810,956

(1)	Granted under our 2010 Equity Incentive Plan.
(2)

The grant date fair value of each RSU award was computed in accordance with ASC Topic 718 based on the closing stock price on the grant date. For a discussion of the relevant assumptions used to determine the valuation for financial reporting purposes, refer to Note L to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 23, 2021.

(3)

Amounts represent estimated payouts of annual case incentives granted under our 2020 Management Incentive Plan. The amount each executive will receive is based on actual revenues and Adjusted EBITDA for the year. The actual cash incentive bonus earned in connection with the 2020 awards are reported in the 2020 Summary Compensation Table.

(4)

Amounts represent the number of PSUs that may be earned under our 2010 Equity Incentive Plan at threshold, target, and maximum levels. The PSUs will be paid out in shares of our common stock. The number of PSUs that the executive officer will receive will be determined at the conclusion of the 2020 – 2022 performance period and will be dependent upon the Company’s achievement of TSR targets.

(5)

The units vested as to one-fourth of the underlying units/shares on the one year anniversary of the grant date, with the remaining underlying units/shares vesting in 36 equal monthly installments on the 21st day of each month thereafter.

SPS COMMERCE, INC.	29	Proxy Statement for the Year Ended December 31, 2020

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth certain information regarding the outstanding equity awards held by our named executive officers as of December 31, 2020. The unit, share, and per share amounts included in the table reflect our two-for-one stock split effective August 22, 2019.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($/Sh)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Number of Unearned Shares or Units that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units that Have Not Vested ($)(3)
Archie Black	2/14/2017	47,772	3,280	27.85	2/14/2024	2/14/2017	2,246	243,893	—	—
	2/13/2018	45,806	18,862	27.34	2/13/2025	2/13/2018	—	—	43,890	4,766,015
	2/19/2019	15,804	18,678	54.54	2/19/2026	5/3/2018	6,402	695,193	—	—
						8/2/2018	6,402	695,193	—	—
						2/19/2019	—	—	22,004	2,389,414
						2/19/2019	11,920	1,294,393	—	—
						2/21/2020	—	—	80,852	8,779,719
						2/21/2020	26,951	2,926,609	—	—
Kimberly Nelson	2/5/2016	68,416	—	24.04	2/5/2023	2/14/2017	918	99,686	—	—
	2/14/2017	30,790	1,340	27.85	2/14/2024	2/13/2018	—	—	22,402	2,432,633
	2/13/2018	23,380	9,628	27.34	2/13/2025	2/13/2018	6,534	709,527	—	—
	2/19/2019	8,066	9,534	54.54	2/19/2026	2/19/2019	—	—	11,228	1,219,249
						2/19/2019	6,084	660,662	—	—
						2/21/2020	—	—	28,834	3,131,084
						2/21/2020	14,417	1,565,542	—	—
James Frome	2/14/2017	4,762	1,362	27.85	2/14/2024	2/14/2017	932	101,206	—	—
	2/13/2018	26,718	11,004	27.34	2/13/2025	2/13/2018	—	—	25,602	2,780,121
	2/19/2019	9,218	10,896	54.54	2/19/2026	2/13/2018	7,468	810,950	—	—
						2/19/2019	—	—	12,832	1,393,427
						2/19/2019	6,952	754,918	—	—
						2/21/2020	—	—	28,834	3,131,084
						2/21/2020	14,417	1,565,542	—	—

(1)

Options vest as to one-fourth of the shares on the first anniversary of their grant date. The remaining shares vest in a series of 36 successive equal monthly installments upon completion of each additional month of service thereafter.

(2)

RSUs vest as to one-fourth of the units in February of the year following their grant date. The remaining underlying units vest in a series of 36 equal monthly installments upon completion of each additional month of service thereafter.

(3)	Dollar values are calculated using the year end closing sale price of a share of our common stock on the Nasdaq Global Market, which was $108.59.
(4)

The PSUs granted in 2018, 2019, and 2020 are earned in accordance with the successful attainment of pre-determined TSR targets relative to the Index over a three-year performance period ending in 2020, 2021, and 2022, respectively, and vest in the year subsequent to the end of the performance period upon certification by the compensation committee. The PSUs granted in 2019 and 2020 are reported at the maximum number of units due to the performance targets from grant date to December 31, 2020 exceeding the maximum performance levels. The PSUs granted in 2018 are reported at the maximum number of units due to the attainment of the maximum number of units over the completed performance period.

SPS COMMERCE, INC.	30	Proxy Statement for the Year Ended December 31, 2020

2020 Options Exercised and Stock Vested Table

The following table sets forth certain information regarding stock awards vested and stock option exercises by our named executive officers during 2020. The unit and share amounts included in the table reflect our two-for-one stock split effective August 22, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Archie Black	245,076	11,095,657	36,644	2,487,446
Kimberly Nelson	67,226	2,975,248	17,200	1,166,920
James Frome	172,578	6,247,845	18,824	1,277,556

(1)

Reflects the aggregate value realized on exercise by multiplying (a) the difference between (i) the market price of our common stock on the exercise date and (ii) the per share exercise price, by (b) the number of shares of our common stock acquired on exercise.

(2)

Reflects the aggregate value realized by multiplying (a) the number of shares of our common stock vested by (b) the fair market value of our common stock of a share of our common stock on the vesting date.

Pension Benefits

We do not offer pension benefits to our named executive officers.

Non-Qualified Deferred Compensation

We do not offer non-qualified deferred compensation to our named executive officers.

Employment Agreements

In February 2020, we entered into amended and restated executive severance and change in control agreements with our named executive officers. Additionally, we have confidentiality and non-competition agreements with each of these executive officers requiring the executive officers not to disclose our confidential information at any time. The agreements also require the executive officers not to compete with us or solicit our employees to engage in other employment during the term of their employment with us and for one year thereafter.

The employment agreements with our named executive officers address various termination of employment and change in control scenarios. Payment of amounts under these circumstances is subject to certain conditions and limitations, including that the executive officer must execute a release of claims against us. The terms of potential payments under these agreements upon a termination of employment or change in control are summarized below under “Potential Payments Upon Termination or Change-in-Control.”

Potential Payments Upon Termination or Change in Control

We have entered into various agreements that will require us to provide certain payments and benefits to our named executive officers in the event of certain specified termination of employment, including a termination of employment in connection with a change in control of the company. All payments and benefits noted below are conditional upon the execution of release and continued compliance with confidentiality agreements.

For these purposes, the following terms are defined

•

“Change in Control” includes (i) any person’s acquisition of beneficial ownership of 50% or more of our outstanding common stock; (ii) a failure to have a majority of our board of directors be people for whose election our board solicited proxies; (iii) approval by our stockholders of a reorganization, merger or consolidation, unless our stockholders immediately prior to the transaction own more than 50% of the voting power of the corporation resulting from the transaction; or (iv) approval by our stockholders of the disposition of all or substantially all of our assets.

SPS COMMERCE, INC.	31	Proxy Statement for the Year Ended December 31, 2020

•	“Change in Control Period” means the period starting three months immediately before a Change in Control and continuing for 12 months immediately following a Change in Control.
•

“Cause” for termination exists upon (i) failure by the named executive officer to cure his or her material breach of the terms of a non-competition/non-solicitation agreement between us and the officer within 30 days of receipt of written notice of breach from us; (ii) gross negligence or willful misconduct by the officer; (iii) conviction of the officer of a crime involving moral turpitude or any felony; (iv) willful violation of instructions from our board of directors or Chief Executive Officer; or (v) fraud, embezzlement, theft or proven dishonesty against us.

•

“Good Reason” is defined to mean the occurrence of any of the following events, in each case without the named executive officer’s consent: (i) a reduction of 10% of more in Employee’s base salary or annual bonus opportunity, (ii) a material reduction in the named executive officer’s employment responsibilities, including a reduction in title or the Company no longer a reporting company under the Securities Exchange Act of 1934, (iii) a material reduction in the executive officer’s employment responsibilities, or (iii) a relocation of the executive officer’s primary work location by more than 30 miles.

Termination without Cause or Resignation for Good Reason Outside of Change in Control Period

Mr. Black

The employment agreement with Mr. Black provides that if we terminate Mr. Black without cause, or if he terminates his employment with us for good reason, we will pay or provide to the executive officer:

•	12 months of then-current base salary over a 12-month period in accordance with our regular payroll practices; and
•	12 months of continued payment of health insurance premiums.

Other Named Executive Officers

The employment agreements with each of our other named executive officers provide that if we terminate the named executive officer’s employment without cause, we will pay or provide to the executive officer:

•	12 months of then-current base salary over a 12-month period in accordance with our normal payroll practices;
•

A lump-sum payment equal to 100% of his or her target annual cash incentive bonus for the fiscal year in which the termination of employment occurs (payable in a lump sum no later than 60 calendar days after the date of termination); and

•	12 months of continued payment of health insurance premiums.

If the executive officer resigns for good reason of the company, we will pay the executive officer:

•	Six months of then-current base salary over a six-month period in accordance with our normal payroll practices; and
•

A lump-sum payment equal to 50% of his or her target annual cash incentive bonus for the fiscal year in which the termination of employment occurs (payable in a lump sum no later than 60 calendar days after the date of termination).

•	Six months of continued payment of health insurance premiums.

Termination without Cause or Resignation for Good Reason Inside of Change in Control Period

Mr. Black

The employment agreement with Mr. Black provides that if we terminate Mr. Black without cause, or if he resigns from employment with us within the Change in Control Period for good reason, we will pay or provide to the executive:

SPS COMMERCE, INC.	32	Proxy Statement for the Year Ended December 31, 2020

•	18 months of then-current base salary in accordance with our regular payroll practices;
•

A pro-rated portion of any target annual cash incentive bonus for the fiscal year in which the termination of employment occurs (payable in a lump sum no later than 60 calendar days after the date of termination);

•	18 months of continued payment of health insurance premiums; and
•

Full vesting of all non-performance based non-vested and outstanding equity awards at the termination date, at the later of (a) the employees release become irrevocable or (b) the date of the Change in Control. Performance based vesting equity awards (PSUs) vest in full at the target level.

Other Named Executive Officers

The employment agreements with each of our other named executive officers provide that if we terminate the named executive officer’s employment or the named executive resigns from employment within the Change in Control Period for good reason, we will pay or provide to the named executive officer:

•	12 months of then-current base salary over a 12-month period in accordance with our normal payroll practices;
•

A lump-sum payment equal to 100% of his or her target annual cash incentive bonus for the fiscal year in which the termination of employment occurs (payable in a lump sum no later than 60 calendar days after the date of termination);

•	12 months of continued payment of health insurance premiums; and
•

Full vesting of all non-performance based non-vested and outstanding equity awards at the termination date, at the later of (a) the employees release become irrevocable or (b) the date of the Change in Control. Performance based vesting equity awards (PSUs) vest in full at the target level.

Retirement

Retirement provisions for the named executives in the agreement provide that if (a) the sum of the named executive’s age plus years of service as an employee of the company is 78 or greater, (b) the named executive provides the requisite six months’ notice regarding retirement and (c) the named executive continues to provide full-time services for the Company through the period prior to retirement, then upon retirement:

•	All unvested equity awards with solely a service based vesting condition will become fully vested;
•

All outstanding equity award with a performance goal over a performance period vesting condition will continue to vest on each originally scheduled vesting date in an amount equal to the number of units subject to the awards that would otherwise have been determined to have been earned with continuous employment with the Company through the originally scheduled vesting dates; and

•

Exclusive to Mr. Black, he shall receive a pro-rated portion of any target annual cash incentive bonus for the fiscal year in which the termination of employment occurs (payable in a lump sum no later than 60 calendar days after the date of termination).

Change in Control without Termination or Resignation

Generally, option agreements and RSU agreements executed pursuant to our 2010 Equity Incentive Plan provide that in the event of a sale of all or substantially all of our assets or a merger, consolidation or share exchange involving our company, the surviving or successor entity may continue, assume or replace some or all of the outstanding awards under the 2010 Equity Incentive Plan. If awards granted to any participant are not continued, assumed or replaced, the administrator may provide for the surrender of any outstanding award in exchange for payment to the holder of the amount of the consideration that would have been received in the event for the number of shares subject to the award less the aggregate exercise price (if any) of the award. In the event of a change in control (as defined in the 2010 Equity Incentive Plan) of the company that does not involve a merger, consolidation, share exchange or sale of all or substantially all of our company’s assets, the plan administrator, in its discretion,

SPS COMMERCE, INC.	33	Proxy Statement for the Year Ended December 31, 2020

may provide that any outstanding award will become fully vested and exercisable upon the change in control or that any outstanding award will be surrendered in exchange for payment to the holder of the amount of the consideration that would have been received in the change in control for the number of shares subject to the award less the aggregate exercise price (if any) of the award.

The PSU agreements executed pursuant to our 2010 Equity Incentive Plan provide that in the event a change in control of the company occurs prior to the scheduled vesting date of a PSU award and the named executive continues serving until the date of the change in control, the applicable performance period will be truncated and will end as of the end of the company’s most recently completed fiscal quarter prior to the date of the change in control and the executive will be entitled to have vest as of the date of the change in control the number of PSUs that are determined to have been earned based on actual performance against the performance goal specified in the agreement over the truncated performance period. The PSU award agreements provide that the preceding determination of the number of PSUs to be paid out upon a change in control shall be deemed to satisfy any applicable change in control acceleration provisions contained in the executive officer’s employment or severance agreements.

The following table lists the potential payments and benefits upon a termination of employment or change in control of the Company for our named executive officers. The tables assume the triggering event for the payments or provision of benefits occurred on December 31, 2020, the last day of our last completed fiscal year. Amounts in the table for the acceleration of unvested stock options are calculated based on the number of share of our common stock subject to accelerated stock options multiplied by the difference between the closing price for a share of our common stock on the Nasdaq Global Market on the last trading day of our last completed fiscal year, and the per share exercise price. The amounts in the table for the acceleration of RSUs and PSUs are determined by multiplying the number of accelerated units by the closing price for our common stock on December 31, 2020.

	Retirement ($)	Involuntary Termination Without Cause Outside of the Change in Control Period ($)	Resignation For Good Reason Outside of the Change in Control Period ($)	Involuntary Termination Without Cause or Resignation For Good Reason During the Change in Control Period ($)	Change in Control (No termination or Resignation) ($)
Archie Black
Salary/Bonus	523,000	523,000	523,000	1,307,500	-
Health Benefits (1)	-	12,213	12,213	18,319	-
Value of Accelerated RSUs	5,855,281	-	-	5,855,281	5,855,281
Value of Accelerated Options	2,806,911	-	-	2,806,911	2,806,911
Value of Accelerated PSUs (2)(3)	15,935,148	-	-	15,935,148	15,935,148
Total	25,120,340	535,213	535,213	25,923,159	24,597,340

Kim Nelson
Salary/Bonus	-	655,000	327,500	655,000	-
Health Benefits (1)	-	12,213	6,106	12,213	-
Value of Accelerated RSUs	-	-	-	3,035,416	3,035,416
Value of Accelerated Options	-	-	-	1,405,779	1,405,779
Value of Accelerated PSUs (2)(3)	-	-	-	6,782,966	6,782,966
Total	-	667,213	333,606	11,891,374	11,224,161

Jim Frome
Salary/Bonus	-	748,000	374,000	748,000	-
Health Benefits (1)	-	12,213	6,106	12,213	-
Value of Accelerated RSUs	-	-	-	3,232,616	3,232,616
Value of Accelerated Options	-	-	-	1,592,972	1,592,972
Value of Accelerated PSUs (2)(3)	-	-	-	7,304,632	7,304,632
Total	-	760,213	380,106	12,890,432	12,130,220

(1)	The amounts for health benefits were determined via employer paid health and dental benefits incurred in 2020 for the named executive.
(2)

Upon retirement, outstanding PSUs will continue to vest on each originally scheduled vesting date in an amount equal to the number of units subject to the awards that would otherwise have been determined to have been earned if the grantee remained continuously employed by the Company through the originally scheduled vesting dates. Because these performance determinations cannot be made until after December 31, 2020, the

SPS COMMERCE, INC.	34	Proxy Statement for the Year Ended December 31, 2020

amount included in the Retirement column reflects the value of estimated performance level at December 31, 2020.
(3)

Upon a change in control, the PSU performance period for outstanding PSUs will be truncated and will end as of the end of the Company’s most recently completed fiscal quarter prior to the date of change in control. Vesting will be as of the date of change in control and based on actual performance over the truncated performance period. The amount noted reflects the value of the outstanding PSUs based on an estimated performance level at December 31, 2020.

CEO Pay Ratio

We are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Archie Black, our Chief Executive Officer (our “CEO”), for 2020:

•	the median of the annual total compensation of all employees of our Company (other than our CEO) was $87,432; and
•	the annual total compensation of our CEO, as reported in the 2020 Summary Compensation Table was $4,810,804.

Based on this information for 2020, the ratio of our CEO’s annual total compensation to the median of the annual total compensation of our employees was 55:1. We believe this pay ratio to be a reasonable estimate, calculated in a manner consistent with Item 402(u) of Regulation S-K.

As permitted by SEC rules, we have excluded the approximately 150 employees from the entity we acquired, Data Masons, in December 2020. Excluding this acquisition, in 2020, there was no change in our employee population or employee compensation arrangements that we believe would result in a significant change to our pay ratio disclosure. However, in 2020 there was a change in circumstances of the employee identified as the median employee for 2019 as that individual received a significant one-time equity grant in 2020 and as such, their 2020 compensation increased significantly and no longer represented the median. Accordingly, as permitted by SEC rules, we have elected to use another employee, whose 2019 compensation was substantially similar to the original median employee’s 2019 compensation based on the same consistently applied compensation measure used to select the original median employee, as our median employee for 2020.

We identified our original median employee based on the total cash and equity compensation paid during 2019 to all 1,387 members of our workforce (including full-time, part-time and temporary employees as well as certain independent contractors), other than our CEO, who were employed on December 31, 2019. For purposes of determining the total cash and equity compensation of each employee, we included the contractual amount of annual base salary, the annual target bonus and commission cash incentives, and the grant date fair value of equity awards granted in 2019. We did not include any adjustments for the value of benefits provided.

We determined the median employee’s total compensation, including any perquisites and other benefits, in the same manner that we determine the total compensation of our named executive officers for purposes of the 2020 Summary Compensation Table disclosed above. The elements included in the CEO’s total compensation are fully discussed above in the footnotes to the 2020 Summary Compensation Table.

SPS COMMERCE, INC.	35	Proxy Statement for the Year Ended December 31, 2020

Audit Committee report and payment of fees to our independent auditor

Audit Committee Report

The primary function of our Audit Committee is oversight of our financial reporting process, publicly filed financial reports, internal accounting and financial controls, and the independent audit of our consolidated financial statements. The consolidated financial statements of SPS Commerce, Inc. for the year ended December 31, 2020 were audited by KPMG, our independent auditor.

As part of its activities, the Audit Committee has:

1.	Reviewed and discussed the Company’s audited consolidated financial statements with management and the independent auditor;
2.	Discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
3.

Received the written disclosures and letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor the independent auditor’s independence.

Management is responsible for the Company’s system of internal controls and financial reporting process. KPMG is responsible for performing an independent audit of the consolidated financial statements and internal controls over financial reporting in accordance with the standards of the PCAOB and for issuing a report thereon. Our committee’s responsibility is to monitor and oversee these processes. Based on the foregoing review and discussions and a review of the report of KPMG with respect to the consolidated financial statements, and relying thereon, we have recommended to the board of directors of SPS Commerce, Inc. the inclusion of the audited consolidated financial statements in SPS Commerce, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

Audit Committee of the Board of Directors of SPS Commerce, Inc.

Sven Wehrwein, Chair

Martin Leestma

Philip Soran

Auditor Fees

KPMG has served as our independent auditor since June 2013. The following table presents fees for professional audit services rendered by KPMG in the past two years.

	2020	2019
Audit Fees(1)	$733,600	$639,000
Audit-Related Fees(2)	$35,000	$45,000
Tax Fees(3)	$168,500	$195,800
Total	$937,100	$879,800

(1)

Audit Fees consist of fees for the audit of our annual consolidated financial statements, the review of our interim consolidated financial statements, the review of financial information included in our filings with the SEC (including our common stock offerings) and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees for the audit of our employee benefit plan.
(3)	Tax Fees consist of the aggregate fees for professional services rendered for transfer pricing, tax compliance, tax advice and tax planning.
SPS COMMERCE, INC.	36	Proxy Statement for the Year Ended December 31, 2020

Auditor Services Pre-Approval Policy

The Audit Committee has adopted an auditor services pre-approval policy applicable to services performed for us by our independent auditor. In accordance with this policy, the Audit Committee’s practice is to approve annually all audit, audit-related and tax and other services to be provided by the independent auditor during the year. If a service to be provided is not pre-approved as part of the annual process or if it may exceed pre-approved fee levels, the service must receive a specific and separate pre-approval by the Audit Committee, which may delegate authority to grant such pre-approvals during the year to one or more independent members of the Audit Committee. Any pre-approvals granted pursuant to delegated authority must be reported to the Audit Committee at its next regular meeting.

Our Audit Committee has determined that the provision of the non-audit services described in the table above was compatible with maintaining the independence of our independent auditor. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence.

SPS COMMERCE, INC.	37	Proxy Statement for the Year Ended December 31, 2020

item 2 – ratification of selection of independent auditor

The Audit Committee of our board of directors has selected KPMG to serve as our independent auditor for the year ending December 31, 2021. While it is not required to do so, our board of directors is submitting the selection of KPMG for ratification in order to ascertain the views of our stockholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of KPMG are expected to be present at the annual meeting, will be available to answer stockholder questions and will have the opportunity to make a statement if they desire to do so.

The board of directors recommends that you vote FOR ratification of the selection of KPMG as the independent auditor of SPS Commerce, Inc. and our subsidiaries for the year ending December 31, 2021. Proxies will be voted FOR ratification of this selection unless otherwise specified.

SPS COMMERCE, INC.	38	Proxy Statement for the Year Ended December 31, 2020

ITEM 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

We are providing our stockholders the opportunity to cast an advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this proxy statement (a “Say-on-Pay” vote). As described in the Compensation Discussion and Analysis, we have designed the compensation arrangements for our named executive officers to provide compensation in overall amounts and in forms that attract and retain talented and experienced individuals and motivate our executive officers to achieve the goals that are important to our growth. During 2020, our compensation primarily consisted of base salary, annual cash incentive awards, stock options, RSU awards and PSU awards, which helps align the incentives of our named executive officers with the interests of our stockholders.

We ask our stockholders to cast an advisory vote on our executive compensation program at each annual meeting. As a result, we are presenting this proposal, which gives you, as a stockholder, the opportunity to endorse our executive compensation program by voting for or against the following resolution:

“RESOLVED, that the stockholders approve the compensation of the SPS Commerce, Inc. named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in our 2020 proxy statement.”

The compensation committee believes that the executive compensation for 2020 is reasonable and appropriate, is justified by our performance, and is the result of a carefully considered approach. In deciding how to vote on this proposal, the board of directors asks you to consider the key points with regard to our executive compensation program included in the Compensation Discussion and Analysis of this proxy statement.

Because your vote is advisory, it will not be binding on the board of directors or the compensation committee and will not overrule any decision by the board or the compensation committee or require the board or the committee to take any action. However, the board of directors and the compensation committee will carefully review the voting results. To the extent there is any significant negative vote on this proposal, we may consult directly with stockholders to better understand the concerns that influenced the vote. The board of directors and the compensation committee consider constructive feedback obtained through this process in making future decisions about our executive compensation program. We currently hold our Say-on-Pay vote every year so the next advisory vote on the compensation of our named executive officers will occur at our 2022 Annual Meeting of Stockholders. The next advisory vote regarding the frequency of future Say-on-Pay votes will occur at our 2025 Annual Meeting of Stockholders.

The board of directors, upon recommendation of the compensation committee, unanimously recommends a vote “FOR” approval of the compensation of our named executive officers.

SPS COMMERCE, INC.	39	Proxy Statement for the Year Ended December 31, 2020

Security ownership

Beneficial Ownership of Directors, Nominees, Executive Officers and Beneficial Owners of More than Five Percent of Our Common Stock

The following table shows how many shares of our common stock were beneficially owned as of March 24, 2021 by each of the persons known by us to be beneficial owners of more than 5% of our common stock, our directors, the director nominees and the executive officers named in the 2020 Summary Compensation Table contained in this proxy statement, and by all of our directors and executive officers as a group.

Name of Beneficial Owner(s)	Ownership of Common Stock		Number of Shares Deemed Beneficially Owned as a Result of Equity Awards Exercisable or Vesting Within 60 Days of the Record Date		Total Beneficial Ownership	Percentage of Outstanding Shares
Executive Officers and Directors:
Archie Black	3,582	(1)	128,789	(2)	132,371	*
James Frome	4,020	(3)	6,919	(2)	10,939	*
Martin Leestma	—		29,682		29,682	*
Kimberly Nelson	85,260	(4)	140,267	(2)	225,527	*
James Ramsey	—		34,188		34,188	*
Marty Reaume	—		26,660		26,660	*
Tami Reller	—		42,824		42,824	*
Philip Soran	—		34,188		34,188	*
Anne Sempowski Ward	—		872		872	*
Sven Wehrwein	14,470		19,070	(5)	33,540	*
All directors, director nominees, and executive officers as a group (10 persons)	107,332	(6)	463,459		570,791	1.6%

Other beneficial owners:
BlackRock, Inc.	5,736,617	(7)	-		5,736,617	16.0%
The Vanguard Group	3,881,023	(8)	-		3,881,023	10.8%
Conestoga Capital Advisors, LLC	1,868,409	(9)	-		1,868,409	5.2%

*	Less than one percent

Persons have sole voting and investment power and the address for each director or officer listed in the table is c/o SPS Commerce, Inc., 333 South Seventh Street, Suite 1000, Minneapolis, Minnesota 55402

Percentage ownership of our common stock in the table is based on 35,861,584 shares of our common stock issued and outstanding.

(1)	Includes 1,600 shares owned by Mr. Black’s sons and 338 shares held in trust pursuant to our 401(k) plan.
(2)	Includes 1,932, 1,102, and 1,002 shares for Messrs. Black and Frome and Ms. Nelson, respectively, of restricted stock that have vested but have not been settled as of the date of the table.
(3)	Includes 336 shares held in trust pursuant to our 401(k) plan.
(4)	Includes 335 shares held in trust pursuant to our 401(k) plan.
(5)	Includes 1,080 shares from vested but not settled DSUs as of the date of the table.
(6)	Includes the indirect holdings included in footnotes 1, 2 and 3.
(7)

The number of shares indicated is based on information reported to the SEC in a Schedule 13G filed by BlackRock, Inc. on January 25, 2021, and reflects beneficial ownership as of December 31, 2020. BlackRock,

SPS COMMERCE, INC.	40	Proxy Statement for the Year Ended December 31, 2020

Inc. has sole voting power as to 5,645,785 shares and sole dispositive power as to 5,736,617 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(8)

The number of shares indicated is based on information reported to the SEC in a Schedule 13G/A filed by The Vanguard Group on February 10, 2021, and reflects beneficial ownership as of December 31, 2020. The Vanguard Group has shared voting power as to 82,680 shares, sole dispositive power as to 3,770,389 shares and shared dispositive power as to 110,634 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Holdings includes various subsidiaries, none of which individually own 5% or greater of our shares.

(9)

The number of shares indicated is based on information reported to the SEC in a Schedule 13G filed by Conestoga Capital Advisors, LLC. on January 6, 2021, and reflects beneficial ownership as of December 31, 2020. Conestoga Capital Advisors, LLC has sole voting power as to 1,777,484 shares and sole dispositive power as to 1,868,409 shares. The address for Conestoga Capital Advisors, LLC is 550 E. Swedesford Rd., Ste 120, Wayne, PA 19087.

SPS COMMERCE, INC.	41	Proxy Statement for the Year Ended December 31, 2020

certain relationships and

related transactions

Transactions with Related Persons

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers, holders of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Director Indemnification Agreements

We entered into indemnification agreements with each of our directors that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Policy for Approval of Related Person Transactions

The board of directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our related person policy. Our related person policy requires that any executive officer requesting to enter into a transaction with a “related person” generally must promptly disclose to our Audit Committee the related person transaction and all material facts with respect thereto. In reviewing a transaction, our Audit Committee will consider all relevant facts and circumstances, including (1) the commercial reasonableness of the terms, (2) the benefit and perceived benefits, or lack thereof, to us, (3) opportunity costs of alternate transactions and (4) the materiality and character of the related person’s interest, and the actual or apparent conflict of interest of the related person. Our Audit Committee will not approve or ratify a related person transaction unless it determines that, upon consideration of all relevant information, the transaction is beneficial to our Company and stockholders and the terms of the transaction are fair to our Company. No related person transaction will be consummated without the approval or ratification of our Audit Committee. It is our policy that directors interested in a related person transaction will recuse themselves from any vote relating to a related person transaction in which they have an interest. Under our related person policy, a “related person” includes any of our directors, director nominees, executive officers, any beneficial owner of more than 5% of our common stock and any immediate family member of any of the foregoing. Related person transactions exempt from our policy include transactions available to all of our employees and stockholders on the same terms and transactions between us and the related person that, when aggregated with the amount of all other transactions between us and the related person or its affiliates, involve less than $120,000 in a fiscal year.

SPS COMMERCE, INC.	42	Proxy Statement for the Year Ended December 31, 2020

OTher information

Delinquent Section 16(a) Reports

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership of our securities and reports of changes in ownership with the SEC. Based on a review of Forms 3, 4 and 5 and on written representations from our executive officers and directors, we believe that all of our executive officers and directors complied with all Section 16(a) filing requirements during 2020.

Stockholder Proposals for the 2022 Annual Meeting

In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2022 annual meeting of stockholders, the written proposal must be received at our principal executive offices on or before December 8, 2021. The proposal should be addressed to the Company at the address listed above, attention to our Chief Financial Officer, and must comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

In accordance with our bylaws, in order to be properly brought before the 2022 annual meeting, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to our principal executive offices in Minneapolis, Minnesota, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our bylaws (and not pursuant to Rule 14a-8 of the SEC) must be received no earlier than January 19, 2022, and no later than February 18, 2022. Any notice given by or on behalf of a stockholder outside of the dates included in this paragraph and the preceding paragraph is considered untimely.

Householding of Proxy Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and 2020 Annual Report to Stockholders, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to the Company at the address listed above, attention to our Secretary us at the following or call us at (612) 435-9400.

If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

Other Matters

We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the meeting, the persons named as proxies above will vote as they deem in the best interests of SPS Commerce, Inc.

Archie Black
President and Chief Executive Officer

Dated: April 7, 2021

SPS COMMERCE, INC.	43	Proxy Statement for the Year Ended December 31, 2020

Appendix A

RECONCILIATION OF
NON-GAAP FINANCIAL MEASURES

We provide investors with Adjusted EBITDA and non-GAAP income per share, both of which are non-GAAP financial measures. We believe that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations.

Adjusted EBITDA, consists of net income adjusted for depreciation and amortization, investment income (interest income/expense, realized investments gain/loss excluding realized gain/loss from foreign currency on investments), income tax expense, stock-based compensation expense, realized gain/loss from foreign currency on cash and investments held, and other adjustments as necessary for a fair presentation. Other adjustments included the impact of the fair value adjustment for the EDIAdmin earn-out liability, returned escrow shares in 2019 related to the acquisition of Toolbox, and impairment of internally developed software. As part of executing a lease amendment, we incurred accelerated depreciation, included within Depreciation and Amortization, and offsetting accelerated tenant improvement benefit, included within Other. The following table provides a reconciliation of net income to Adjusted EBITDA:

	Year Ended December 31,
(in thousands)	2020	2019
Net income	$45,586	$33,712
Depreciation and amortization	18,665	16,438
Investment income, net	(1,208)	(2,947)
Income tax expense	7,094	8,358
Stock-based compensation expense	18,936	14,690
Realized gain from foreign currency on cash and investments held	(1,753)	—
Other	(326)	(488)
Adjusted EBITDA	$86,994	$69,763

Non-GAAP income per share, consists of net income plus stock-based compensation expense, amortization expense related to intangible assets, realized gain/loss from foreign currency on cash and investments held, and other adjustments as necessary for a fair presentation, divided by the weighted average number of shares of common stock outstanding during each period. Other adjustments included the impact of the fair value adjustment for the EDIAdmin earn-out liability, returned escrow shares in 2019 related to the acquisition of ToolBox, and impairment of internally developed software. As part of executing a lease amendment, we incurred accelerated depreciation, included within Depreciation and Amortization, and offsetting accelerated tenant improvement benefit, included within Other. The following table provides a reconciliation of net income to non-GAAP income per share:

	Year Ended December 31,
(in thousands, except per share amounts)	2020	2019
Net income	$45,586	$33,712
Stock-based compensation expense	18,936	14,690
Amortization of intangible assets	5,538	5,315
Realized gain from foreign currency on cash and investments held	(1,753)	—
Other	(326)	(488)
Income tax effects of adjustments	(12,285)	(7,304)
Non-GAAP income	$55,696	$45,925
Shares used to compute non-GAAP income per share
Basic	35,226	35,024
Diluted	36,285	36,002
Non-GAAP income per share
Basic	$1.58	$1.31
Diluted	$1.53	$1.28

SPS COMMERCE, INC.	A-1	Proxy Statement for the Year Ended December 31, 2020

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D47308-P47434-Z78663 1b. James Ramsey Nominees: 1a. Archie Black 1e. Philip Soran 1c. Marty Reaume 1d. Tami Reller 1f. Anne Sempowski Ward 1g. Sven Wehrwein 2. Ratification of the selection of KPMG LLP as the independent auditor of SPS Commerce, Inc. for the fiscal year ending December 31, 2021. 3. Advisory approval of the compensation of the named executive officers of SPS Commerce, Inc. 1. Election of Directors For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SPS COMMERCE, INC. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2 and 3. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. SPS COMMERCE, INC. 333 SOUTH SEVENTH STREET SUITE 1000 MINNEAPOLIS, MN 55402 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 18, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 16, 2021 for shares held in the Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SPSC2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 18, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 16, 2021 for shares held in the Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D47309-P47434-Z78663 SPS COMMERCE, INC. Annual Meeting of Stockholders May 19, 2021 8:00 AM CDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Archie Black and Kimberly Nelson, or either of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of SPS Commerce, Inc., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM CDT on May 19, 2021 via live webcast at www.virtualshareholdermeeting.com/SPSC2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This proxy also serves to direct Fidelity Management Trust Company ("Fidelity"), as trustee of the SPS Commerce, Inc. 401(k) Retirement Savings Plan (the "Plan"), with respect to shares of Common Stock of SPS Commerce, Inc. held in participant accounts under the Plan. For any shares in the Plan for which Fidelity does not receive participant direction by 11:59 P.M. ET on May 16, 2021, Fidelity will not vote such shares. Continued and to be signed on reverse side